Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2006

Statement of Income (Loss)

Income
Net Realized Trading Gain (Loss)	$(14,420,720)
Unrealized Gain (Loss) on Market Value of Futures	5,434,370
ETF Transaction Fees	13,000
Interest Income	822,974
Interest on Cash Held Away	101,808
Total Income (Loss)	$(8,048,568)

Expenses
Investment Advisory Fee	$103,267
Futures Commission Expense	33,722
Total Expenses	$136,989
Net Gain (Loss)	$(8,185,557)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/06	$223,124,369
Additions (1,500,000 Units)	104,918,269
Withdrawals (1,300,000 Units)	(89,688,461)
Net Gain (Loss)	$(8,185,557)

Net Asset Value End of Period	$230,168,620
Net Asset Value Per Unit (3,400,000 Units)	$67.70

To The Limited Partners of
United States Oil Fund, LP:

That pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that to the best of his knowledge and belief, the information contained in the Account Statement for the period ended May 31, 2006 is accurate and complete.

Nicholas Gerber /s/

By: Nicholas Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502